Exhibit 99.1

                                                                                                                 NEWS

FOR RELEASE: October 11, 2011

Charter Communications Announces CEO Succession Plan

Michael J. Lovett to remain as President and CEO for transition period

St. Louis, Missouri – Charter Communications, Inc. (NASDAQ: CHTR) (“Charter” or the “Company”) today announced that it is implementing a CEO succession plan following President and Chief Executive Officer Michael J. Lovett advising the Board of Directors of his personal decision to step down as President and CEO on April 30, 2012 or earlier if a successor is appointed before that time.  Charter’s Board of Directors will begin the process of evaluating candidates, and Mr. Lovett will remain in his present positions during this transition period.

Eric L. Zinterhofer, Chairman of the Board of Charter, stated, “Under Mike’s leadership, Charter has established a solid foundation for customer growth through executing on its long-term strategic initiatives and assembling a high quality management team around a much improved financial position. We appreciate his many contributions to the success of the Company and his willingness to assist in an orderly transition. On behalf of the Board of Directors, I thank Mike for his continued service during this transitional period.”

Mr. Lovett said, “Charter has made significant progress on our longer-term strategic initiatives and has become a stronger, better positioned company with solid results and extremely talented people. With Charter on strong footing, I believe this is the right time for me to move on to the next chapter of my career.  In the meantime, I remain fully committed to the Charter team in this succession period and am confident that our Board will select an exceptional business leader who will continue to build on the substantial progress we have made over the past several years.”

Mr. Lovett joined Charter in August 2003 and was named President and Chief Executive Officer in April 2010. Prior to that, he served as Charter’s Executive Vice President and Chief Operating Officer.

About Charter

Charter is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TV® video entertainment programming, Charter Internet® access, and Charter

Phone®. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at charter.com.

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Media:	Analysts:
Anita Lamont	Robin Gutzler
314-543-2215	314-543-2389

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," "tentative," "positioning" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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our ability to sustain and grow revenues and free cash flow by offering video, Internet, telephone, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

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the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, and digital subscriber line (“DSL”) providers and competition from video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the effects of governmental regulation on our business;

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the availability and access, in general, of funds to meet our debt obligations, prior to or when they become due, and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.